UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 9, 2014

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of 3M Company appointed Eric D. Hammes as the Company’s Vice President, Corporate Controller and Chief Accounting Officer, effective June 9, 2014.

Mr. Hammes, 39, has served as the Company’s Vice President, Finance, International and Staff Operations since April 2013.  Since joining the Company in 1997, Mr. Hammes has held financial leadership positions in several businesses and across several geographic regions, including Finance Director of 3M’s Health Care Business from February 2012 to April 2013, manager of Financial Planning and Analysis from April 2010 to February 2012, and finance manager of the Optical Systems Division from April 2008 to April 2010.

As of the time of the filing of this report, the Company has not entered into any material plan, contract, or arrangement to which Mr. Hammes is a party or in which he participates, or any material amendment, in connection with the appointment described above, except for a restricted stock unit grant of approximately 2,800 units that will vest in equal installments of one-half on each of the third and fifth anniversaries of the effective date of the grant (July 1, 2014) assuming continued employment.  In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Vice President, Deputy General Counsel and Secretary

Dated: June 9, 2014